Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware	38-0549190
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One American Road Dearborn, Michigan	48126-1899
(Address of principal executive offices)	(Zip Code)

1998 Long-Term Incentive Plan
(Full Title of the Plan)

PETER J. SHERRY, Jr., Esq.
Ford Motor Company
P.O. Box 1899
One American Road
Dearborn, Michigan 48126-1899
(313) 323-2260
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a), (c)	Proposed maximum offering price per share (b)	Proposed maximum aggregate offering price (a), (c)	Amount of registration fee (d)
Common Stock, $.01 par value	37,401,497 (a) shares	$8.135 (b)	$304,261,178.10 (c)	$32,555.95 (d)

(a) The number of shares registered includes shares of Common Stock of the Company to be offered or sold to participants pursuant to the Ford Motor Company 1998 Long-Term Incentive Plan, including but not limited to stock awards, stock options, stock appreciation rights and other stock-based awards.
(b) Based on the market price of Common Stock of the Company on February 24, 2006, in accordance with Rule 457(c) under the Securities Act of 1933.
(c) This amount is the assumed aggregate offering price of 37,401,497 shares of Common Stock being registered, based on the market price of the Common Stock of the Company on February 24, 2006, in accordance with Rule 457(c) under the Securities Act of 1933.
(d) The amount is based on the proposed maximum aggregate offering price of $304,261,178.10. See note (c).

1998 Long-Term Incentive Plan
_______________________

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

The contents of Registration Statement Nos. 333-123252, 333-115340, 333-113608, 333-105674, 333-104064, 333-87990, 333-57598, 333-37542, 333-70447 and 333-52399 are incorporated herein by reference.

Item 8. Exhibits.

Exhibit 4.1
Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003. Filed as Exhibit 10-R to Ford's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

Exhibit 4.2
Amendment to Ford Motor Company 1998 Long-Term Incentive Plan, effective as of January 1, 2006. Filed as Exhibit 10-P-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Exhibit 5
Opinion of Kathryn S. Lamping, an Assistant Secretary and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23	Consent of Independent Registered Public Accounting Firm. Filed with this Registration Statement.
Exhibit 24.1	Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-126865 and incorporated herein by reference.
Exhibit 24.2	Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration Statement No. 333-126865 and incorporated herein by reference.

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 2nd day of March, 2006.

FORD MOTOR COMPANY

By:	William Clay Ford, Jr.*
(William Clay Ford, Jr.)
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

William Clay Ford, Jr.*	Director, Chairman of the Board and Chief Executive Officer
(William Clay Ford, Jr.)	(principal executive officer)

John R. H. Bond*	Director
(John R. H. Bond)

Stephen G. Butler*	Director and Chair of	March 2, 2006
(Stephen G. Butler)	the Audit Committee

Kimberly A. Casiano*	Director
(Kimberly A. Casiano)

Edsel B. Ford II*	Director
(Edsel B. Ford II)

Irvine O. Hockaday, Jr.*	Director
(Irvine O. Hockaday, Jr.)

Signature	Title	Date

Marie-Josée Kravis*	Director and Chair of the
(Marie-Josée Kravis)	Compensation Committee

Richard A. Manoogian*	Director
(Richard A. Manoogian)

Ellen R. Marram*	Director and Chair of the
(Ellen R. Marram)	Nominating and Governance Committee

Homer A. Neal*	Director and Chair of the Environmental	March 2, 2006
(Homer A. Neal)	and Public Policy Committee

Jorma Ollila*	Director
(Jorma Ollila)

James J. Padilla*	Director and President and
(James J. Padilla)	Chief Operating Officer

Carl E. Reichardt*	Director and Chair of the
(Carl E. Reichardt)	Finance Committee

Robert E. Rubin*	Director
(Robert E. Rubin)

Signature	Title	Date

John L. Thornton*	Director
(John L. Thornton)

James C. Gouin*	Vice President and Controller
(James C. Gouin)	(principal accounting officer)

Donat R. Leclair*	Executive Vice President and Chief Financial Officer	March 2, 2006
(Donat R. Leclair)	(principal financial officer)

*By:	/s/K. S. Lamping
(K. S. Lamping,
Attorney-in-Fact)

EXHIBIT INDEX

Exhibit 4.1
Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003. Filed as Exhibit 10-R to Ford's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

Exhibit 4.2
Amendment to Ford Motor Company 1998 Long-Term Incentive Plan, effective as of January 1, 2006. Filed as Exhibit 10-P-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Exhibit 5
Opinion of Kathryn S. Lamping, an Assistant Secretary and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23	Consent of Independent Registered Public Accounting Firm. Filed with this Registration Statement.
Exhibit 24.1	Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-126865 and incorporated herein by reference.
Exhibit 24.2	Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration Statement No. 333-126865 and incorporated herein by reference.